SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): September 19, 1997




                        THE CARBIDE/GRAPHITE GROUP, INC.

        Delaware                    0-20490                     25-1575609
(State of Incorporation)    (Commission File Number)          (IRS Employer
                                                           Identification Code)


                         One Gateway Center, 19th Floor
                                 Pittsburgh, PA
                                      15222
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (412) 562-3700





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Item 1 through Item 4:  Not applicable.

Item 5 -- Other Events:

     On September 19, 1997, the Company announced the following information with respect to the election of Charles E. Slater to its Board of Directors:

     Pittsburgh, PA - September 19, 1997 - The Carbide/Graphite Group, Inc. (NASDAQ NNM: CGGI) today announced that Charles E. Slater was elected to serve as an outside director on the Company's Board of Directors. Mr. Slater's term will expire at the Company's 1999 Annual Meeting of Stockholders.

     Mr. Slater is currently the Executive Director of the Iron & Steel Society in Warrendale, PA, a position he has held since 1992. Previously, Mr. Slater held several executive-level positions with companies within the steel industry, including the titles of President and Chief Executive Officer of Johnstown Corporation (1987 - 1992), President of Edgewater Corporation (1983 - 1987) and Vice President - Operations, Steel Group of National Steel Corporation (1982 -
1983).

     The Carbide/Graphite Group, Inc. is a leading manufacturer of industrial graphite and calcium carbide products with manufacturing facilities in St. Marys, Pennsylvania; Niagara Falls, New York; Louisville, Kentucky; Calvert City, Kentucky; and Seadrift, Texas.

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Item 6 through Item 9:  Not applicable.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the following hereunto duly authorized.

                                         The Carbide/Graphite Group, Inc.

                                              /s/  Walter B. Fowler
                                    -------------------------------------------
                                    Walter B. Fowler - Chief Executive Officer
Dated:  October 6, 1997



















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